Exhibit 99.1

Phillips 66 Partners Reports
Third-Quarter 2020 Financial Results

•Reported earnings of $206 million and adjusted EBITDA of $313 million
•Announced quarterly distribution of $0.875 per common unit
•Completed Sweeny to Pasadena Pipeline expansion project
•Continued ramp-up of volumes on the Gray Oak Pipeline
•Commissioned new storage at South Texas Gateway Terminal

HOUSTON, Oct. 30, 2020 – Phillips 66 Partners LP (NYSE: PSXP) announces third-quarter 2020 earnings of $206 million, or $0.85 per diluted common unit. Cash from operations was $296 million, and distributable cash flow was $243 million. Adjusted EBITDA was $313 million in the third quarter, compared with $269 million in the prior quarter.

“During the quarter, we ran safely and reliably, allowing us to capture improved market conditions,” said Greg Garland, Phillips 66 Partners’ chairman and CEO. “Our results reflect increased pipeline throughput, including ramp-up of volumes on the Gray Oak Pipeline, and startup of the South Texas Gateway Terminal. We will continue to remain disciplined in our approach to capital allocation and to prioritize a strong balance sheet.”

On Oct. 20, 2020, the general partner’s board of directors declared a third-quarter 2020 cash distribution of $0.875 per common unit, a 1% increase over third quarter 2019.

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results
Financial Results

Phillips 66 Partners’ third-quarter 2020 earnings were $206 million, compared with $255 million in the second quarter. The second-quarter results included an $84 million gain related to the Partnership’s prior-year sale of an interest in the Gray Oak Pipeline. The Partnership reported adjusted EBITDA of $313 million in the third quarter, compared with $269 million in the prior quarter, excluding the second-quarter gain. Third-quarter earnings and adjusted EBITDA reflect higher volumes on wholly owned and joint venture assets, driven by increased utilization at Mid-Continent refineries operated by Phillips 66 and ramp-up of volumes on the Gray Oak Pipeline.

Liquidity, Capital Expenditures and Investments

As of Sept. 30, 2020, total debt outstanding was $3.8 billion. The Partnership had $2 million in cash and cash equivalents and $457 million available under its revolving credit facility.

The Partnership’s capital expenditures and investments for the quarter were $184 million. Excluding $3 million of capital spending funded by Gray Oak joint venture partners, adjusted capital spending was $181 million. Growth capital included spend on the C2G Pipeline and investment in the South Texas Gateway Terminal. In addition, the Partnership continued to fund its share of Liberty Pipeline’s previous commitments.

Strategic Update

At the South Texas Gateway Terminal, which is being constructed by Buckeye Partners, L.P., the first dock and 5.1 million barrels of storage capacity have been commissioned. Marine and terminal operations will continue to ramp up through the end of this year as additional phases of construction are completed. Upon project completion in the first quarter of 2021, the marine export terminal will have two deepwater docks with up to 800,000 barrels per day (BPD) of throughput capacity, along with storage capacity of 8.6 million barrels. Phillips 66 Partners owns a 25% interest in the terminal.

Phillips 66 Partners continued construction of the C2G Pipeline, a 16 inch ethane pipeline that will connect its Clemens Caverns storage facility to petrochemical facilities in Gregory, Texas, near Corpus Christi, Texas. The project is backed by long-term commitments and is expected to be completed in mid-2021.

The Sweeny to Pasadena Pipeline expansion project was completed in the third quarter. The expansion adds 80,000 BPD of pipeline capacity, providing additional product offtake from the Sweeny fractionators and refinery. In addition, product storage capacity at the Pasadena Terminal was increased by 300,000 barrels. The project is backed by long-term commitments.

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results
Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EDT to discuss the Partnership’s third-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum products and natural gas liquids pipelines, terminals and other midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Jeff Dietert (investors) 832-765-2297 jeff.dietert@p66.com	Shannon Holy (investors) 832-765-2297 shannon.m.holy@p66.com	Thaddeus Herrick (media) 855-841-2368 thaddeus.f.herrick@p66.com

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements as defined under the federal securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “continues,” “intends,” “will,” “would,” “objectives,” “goals,” “projects,” “efforts,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements included in this news release are based on management’s expectations, estimates and projections as of the date they are made. These statements are not guarantees of future performance and you should not unduly rely on them as they involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include: the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our equity affiliates transport, fractionate, terminal and store; the tariff rates with respect to volumes transported through our regulated assets, which are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; the continuing effects of the COVID-19 pandemic and its negative impact on the demand for refined products; changes in governmental policies relating to crude oil, refined petroleum products or NGL pricing, regulation, taxation, or exports; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; curtailment of operations due to accidents, severe weather (including as a result of climate change) or natural disasters, riots, strikes or lockouts; the inability to obtain or maintain permits, in a timely manner or at all, and the possible revocation or modification of permits; our ability to successfully execute growth strategies; the operation, financing and distribution decisions of our equity affiliates; costs to comply with environmental laws and safety regulations; failure of information technology due to various causes, including unauthorized access or attacks; changes to the costs to deliver and transport crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; the failure to complete construction of capital projects on time and within budget; general domestic and international economic and political developments including armed hostilities, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues; our ability to comply with our debt covenants and to incur additional indebtedness on favorable terms; changes in tax, environmental and other laws and regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” “distributable cash flow,” “coverage ratio” and “adjusted capital spending.” These are non-GAAP financial measures. EBITDA and adjusted EBITDA are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. Our coverage ratio is calculated as distributable cash flow divided by total cash distributions and is included to help indicate the Partnership’s ability to pay cash distributions from current earnings. Additionally, adjusted capital spending is a non-GAAP financial measure that demonstrates Phillips 66 Partners' net share of capital spending. The GAAP performance measure most directly comparable to EBITDA and adjusted EBITDA is net income. The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. The GAAP financial measure most comparable to our coverage ratio is calculated as net cash provided by operating activities divided by total cash distributions. The GAAP financial measure most comparable to adjusted capital spending is capital expenditures and investments. These non-GAAP financial measures should not be considered as alternatives to their comparable GAAP measures. They have important limitations as analytical tools because they exclude some but not all items that affect their corresponding GAAP measures. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA, distributable cash flow, coverage ratio and adjusted capital spending may be defined differently by other companies in our industry, our definition of those measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in this release.

References in the release to earnings refer to net income attributable to the Partnership. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q3 2020	Q2 2020
Selected Income Statement Data
Total revenues and other income	$394	430
Net income	216	255
Net income attributable to the Partnership	206	255

Adjusted EBITDA	313	269
Distributable cash flow	243	218

Net Income Per Limited Partner Unit—Diluted (Dollars)
Common units	$0.85	1.05

Selected Balance Sheet Data
Cash and cash equivalents	$2	7
Equity investments	3,373	3,340
Total assets	7,294	7,203
Total debt	3,783	3,707
Equity held by public
Preferred units	747	746
Common units	2,734	2,735
Equity held by Phillips 66
Common units	(578)	(572)

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results

Statement of Income

	Millions of Dollars
	Q3 2020	Q2 2020
Revenues and Other Income
Operating revenues—related parties	$256	236
Operating revenues—third parties	9	5
Equity in earnings of affiliates	129	104
Gain from equity interest transfer	—	84
Other income	—	1
Total revenues and other income	394	430

Costs and Expenses
Operating and maintenance expenses	85	84
Depreciation	35	31
General and administrative expenses	16	17
Taxes other than income taxes	9	10
Interest and debt expense	32	28
Other expenses	—	5
Total costs and expenses	177	175
Income before income taxes	217	255
Income tax expense	1	—
Net Income	216	255
Less: Net income attributable to noncontrolling interest	10	—
Net Income Attributable to the Partnership	206	255
Less: Preferred unitholders’ interest in net income attributable to the Partnership	10	9
Limited Partners’ Interest in Net Income Attributable to the Partnership	$196	246

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results

Selected Operating Data

	Q3 2020	Q2 2020
Wholly Owned Operating Data
Pipelines
Pipeline revenues (millions of dollars)	$117	97
Pipeline volumes(1) (thousands of barrels daily)
Crude oil	867	806
Refined petroleum products and natural gas liquids	907	825
Total	1,774	1,631

Average pipeline revenue per barrel (dollars)	$0.71	0.65

Terminals
Terminal revenues (millions of dollars)	$36	33
Terminal throughput (thousands of barrels daily)
Crude oil(2)	296	380
Refined petroleum products	700	690
Total	996	1,070

Average terminaling revenue per barrel (dollars)	$0.39	0.33

Storage, processing and other revenues (millions of dollars)	$112	111
Total Operating Revenues (millions of dollars)	$265	241

Joint Venture Operating Data(3)
Crude oil, refined petroleum products and natural gas liquids (thousands of barrels daily)	1,142	942
(1) Represents the sum of volumes transported through each separately tariffed pipeline segment.
(2) Bayway and Ferndale rail rack volumes included in crude oil terminals.
(3) Proportional share of total pipeline and terminal volumes of joint ventures consistent with recognized equity in earnings of affiliates.

Cash Distributions

	Millions of Dollars Except as Indicated
	Q3 2020	Q2 2020
Cash Distributions†
Common units—public	$52	51
Common units—Phillips 66	148	149
Total	$200	200

Cash Distribution Per Common Unit (Dollars)	$0.875	0.875

Coverage Ratio*	1.22	1.09
†Cash distributions declared attributable to the indicated periods.
*Calculated as distributable cash flow divided by total cash distributions. Used to indicate the Partnership’s ability to pay cash distributions from current earnings. Net cash provided by operating activities divided by total cash distributions was 1.48x and 1.08x at Q3 2020 and Q2 2020, respectively.

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income Attributable to the Partnership

	Millions of Dollars
	Q3 2020	Q2 2020

Net Income Attributable to the Partnership	$206	255
Plus:
Net income attributable to noncontrolling interest	10	—
Net Income	216	255
Plus:
Depreciation	35	31
Net interest expense	31	29
Income tax expense	1	—
EBITDA	283	315
Plus:
Proportional share of equity affiliates’ net interest, taxes and depreciation and amortization	45	38
Expenses indemnified or prefunded by Phillips 66	1	—
Less:
Gain from equity interest transfer	—	84
Adjusted EBITDA attributable to noncontrolling interest	16	—
Adjusted EBITDA	313	269
Plus:
Deferred revenue impacts*†	(3)	5
Less:
Equity affiliate distributions less than (more than) proportional EBITDA	4	(10)
Maintenance capital expenditures†	21	28
Net interest expense	31	29
Preferred unit distributions	10	9
Income taxes paid	1	—
Distributable Cash Flow	$243	218
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.

Phillips 66 Partners Reports Third-Quarter 2020 Financial Results

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities

	Millions of Dollars
	Q3 2020	Q2 2020

Net Cash Provided by Operating Activities	$296	215
Plus:
Net interest expense	31	29
Income tax expense	1	—
Changes in working capital	(45)	(3)
Undistributed equity earnings	—	(5)
Gain from equity interest transfer	—	84
Deferred revenues and other liabilities	1	2
Other	(1)	(7)
EBITDA	283	315
Plus:
Proportional share of equity affiliates’ net interest, taxes and depreciation and amortization	45	38
Expenses indemnified or prefunded by Phillips 66	1	—
Less:
Gain from equity interest transfer	—	84
Adjusted EBITDA attributable to noncontrolling interest	16	—
Adjusted EBITDA	313	269
Plus:
Deferred revenue impacts*†	(3)	5
Less:
Equity affiliate distributions less than (more than) proportional EBITDA	4	(10)
Maintenance capital expenditures†	21	28
Net interest expense	31	29
Preferred unit distributions	10	9
Income taxes paid	1	—
Distributable Cash Flow	$243	218
*Difference between cash receipts and revenue recognition.
†Excludes Merey Sweeny capital reimbursements and turnaround impacts.